Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), effective as June 22, 2020 (the “Effective Date”) is made between Constellation Pharmaceuticals, Inc., a Delaware corporation, with offices at 215 First St., Suite 200, Cambridge, MA 02142 (“Constellation”), and Oncology Drug Development, LLC., a Pennsylvania company (“Consultant”) (each a “Party” and collectively the “Parties”).

R E C I T A L S

WHEREAS, Constellation desires to retain the services of Consultant, and Consultant desires to perform certain services for Constellation;

NOW, THEREFORE, Constellation and Consultant hereby agree as follows:

1.Services.

1.1Description of Services. Constellation hereby retains Consultant to perform the services specified in one or more attachments to this Agreement executed by the Parties (each an “Attachment”), and to perform all other obligations set forth in this Agreement (collectively, the “Services”).  Consultant agrees that the Services shall be performed solely by Adrian Senderowicz, MD (the “Senior Advisor”), at such times and locations as may be mutually agreed, from time to time as requested by Constellation, unless otherwise agreed in writing between the Parties.  Consultant agrees to devote its best efforts to perform the Services promptly and diligently, in compliance with all applicable laws and regulations, including laws and regulations regarding the promotion and marketing of pharmaceutical products.  Consultant shall also comply with all rules, procedures and standards promulgated from time to time by Constellation with regard to Consultant’s access to and use of Constellation’s property, information, equipment and facilities.  Consultant shall not have any right to bind the Company or commit the Company to any legal obligation whatsoever, or to hire or retain other parties at the Company’s expense, without the Company’s prior written approval.

1.2Compliance with  Policies.  Consultant is responsible for ensuring that this Agreement is not in conflict with the intellectual property, consulting, conflict-of-interest, and other policies of any institution or other entity to which Consultant or the Senior Advisor is now, or may become during the term of this Agreement, affiliated or bound.

1.3Third Party Obligations.  Consultant represents and warrants to Constellation that none of its or the Senior Advisor’s current obligations conflict with this Agreement or the Services to be provided hereunder.  Consultant covenants not to, and to cause the Senior Advisor not to, enter into any such conflicting agreement or incur any such conflicting obligation without the prior written consent of Constellation.  Consultant further covenants that the performance of the Services will not breach any agreement or obligation with any third party, including without limitation any obligation to refrain from engaging in activities that may compete with such party.  The Consultant’s Services hereunder are agreed to be non-exclusive.

1.4Authorization to Perform Services.  Consultant represents and warrants that the Senior Advisor: (i) is not and has not been excluded from participation in any federal or state health care program, debarred by the Food and Drug Administration, or otherwise debarred from contracting; (ii) has not been convicted of or pled nolo contendere to any felony, or to any federal or state legal violation relating to prescription drug products; (iii) is not an employee of the National Institutes of Health within the scope of 5 CFR Section 5501.109; and (iv) has and shall continue to have throughout the term of this Agreement, the right and authority to perform the Services hereunder in the United States and will not require the sponsorship by Constellation.

2.Compensation.

2.1Compensation.  In exchange for the timely completion of Services during the term of this Agreement, Constellation shall pay to Consultant compensation as set forth in the applicable Attachment. Fees will be paid upon documented completion of Service in accordance with the requirements set forth in the Attachment.  Consultant acknowledges and agrees that payments made hereunder are for Services performed by Consultant.  No payments shall be passed through to third parties on behalf of Constellation without a valid invoice or other written documentation between the Parties evidencing such payment arrangement.

2.2Reimbursement of Expenses.  Constellation shall reimburse Consultant for pre-approved reasonable travel and other out-of-pocket expenses, that are reasonably incurred by Consultant in the performance of the Services.

2.3Benefits.  Consultant is an independent contractor of Constellation. Consultant acknowledges and agrees that Constellation will not provide Consultant or the Senior Advisor with any employee benefits.  Without in any way limiting the generality of the foregoing, Consultant acknowledges and agrees that it has no right to participate in any equity plan(s) of Constellation, subject to the rights of the Senior Advisor expressly set forth in the Senior Advisor Addendum.  Consultant is also responsible for the payment and the withholding of all applicable taxes, levies and/or duties applicable to any compensation or reimbursements paid to Consultant hereunder in accordance with all applicable laws, rules and regulations.

2.4No Additional Obligation / Fair Market Value.  Consultant acknowledges and agrees that the compensation payable hereunder represents Constellation’s full and complete obligation for any and all Services to be rendered by Consultant under this Agreement.  Consultant further represents to Constellation that the compensation paid hereunder represents fair market value for Consultant’s time and the Services hereunder and is consistent with fees paid to Consultant for similar time and services provided by Consultant to others.  Both Parties acknowledge that the compensation is not determined in a manner that takes into account the volume or value of any future business that might be generated between the Parties.  In addition, Consultant and Constellation acknowledge that nothing in this Agreement shall be construed to require Consultant to promote, purchase, prescribe, or otherwise recommend any Constellation products being marketed or under development.

3.Term and Termination.

3.1Term.  This Agreement shall commence on the Effective Date and shall remain in effect for a period of one (1) year, unless extended by mutual written agreement of the Parties or terminated in accordance with the provisions of this Article 3.

3.2Termination.  Either Constellation or Consultant may terminate this Agreement for breach of this Agreement by the other Party, effective upon fifteen (15) days prior written notice to the breaching Party (such notice to provide a detailed explanation of said purported breach), unless such breach is cured by the other Party within such fifteen (15) day notice period.

3.3Survival.  Articles 4 through 6 and Sections 7.3, 7.5, 7.7, 7.9 and 7.10, together with this Section 3.3, shall survive the expiration or termination of this Agreement for any reason.

4.Confidential Information.

4.1Definition of Confidential Information.  “Confidential Information” shall mean any technical or business information furnished by or on behalf of Constellation to Consultant in connection with this Agreement or developed by Consultant in the course of performing the Services, regardless of whether such Confidential Information is in oral, electronic or written form.  Such Confidential Information may include, without limitation, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information.

4.2Obligations.  Consultant shall: (i) maintain all Confidential Information in strict confidence; (ii) use all Confidential Information solely for the purpose of providing the Services as requested by Constellation; (iii) reproduce the Confidential Information only to the extent necessary for providing the Services as requested by Constellation, with all such reproductions being considered Confidential Information; (iv) disclose the Confidential Information only as expressly permitted in order to perform the Services; and (v) not disclose or publish any Confidential Information to any third party without the express prior written consent of Constellation, in each case in Constellation’s sole discretion.

4.3Exceptions.  The obligations of Consultant under Section 4.2 shall not apply to the extent that Consultant can demonstrate that certain information: (i) was in the public domain prior to its disclosure or development under this Agreement; (ii) entered the public domain after the time of its disclosure or development under this Agreement other than due to an act or omission by Consultant; (iii) was independently developed by Consultant prior to the time of its disclosure or development under this Agreement and without access to Confidential Information; or (iv) is or was disclosed to Consultant without restriction at any time prior to its disclosure or development under this Agreement by a third party having no obligation of confidentiality with respect to such Confidential Information.

4.4Required Disclosures.  Consultant may disclose Confidential Information to the extent necessary to comply with applicable laws or regulations, or with a court or administrative order, provided that Consultant (i) gives Constellation prompt written notice of such legal obligation prior to disclosure, (ii) takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure and (iii) discloses only the Confidential Information strictly required to comply with such legal obligation.

4.5Return of Confidential Information; Survival of Obligations.  Upon the termination of this Agreement, or earlier at the request of Constellation, Consultant shall return to Constellation all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of Consultant.  The obligations set forth in this Article 4 shall remain in effect for a period of five (5) years after termination of this Agreement, except that the obligations of Consultant to return Confidential Information shall survive until fulfilled.  Consultant acknowledges and agrees that the Confidential Information is of critical value to Constellation, and any use or disclosure thereof other than as expressly allowed under this Agreement would cause irreparable harm to Constellation, for which Constellation would be entitled to relief as contemplated in Section 7.7 of this Agreement, and that such unauthorized disclosure may represent Consultant’s violation of United States securities laws.

5.Developments; Third Party IP; Avoidance of Claims.

5.1Developments. Consultant agrees that all Confidential Information and all other discoveries, inventions, ideas, concepts, trademarks, service marks, logos, processes, products, formulas, computer programs or software, source codes, object codes, algorithms, machines, apparatuses, items of manufacture or composition of matter, or any new uses therefor or improvements thereon, or any new designs or modifications or configurations of any kind, or works of authorship of any kind, including, without limitation, compilations and derivative works, whether or not patentable or copyrightable, conceived, developed, reduced to practice, or otherwise made by Consultant, either alone or with others, whether or not on Constellation’s premises, and in any way related to or arising out of (i) the Services or (ii) Confidential Information of Constellation (collectively, “Developments”), and any and all services and products which embody, emulate or employ any such Developments or Confidential Information shall be the sole property of Constellation and all copyrights, patents, patent rights, trademarks and reproduction rights to, and other proprietary rights in, each such Development or Confidential Information, whether or not patentable or copyrightable, shall belong exclusively to Constellation without further compensation of any kind to Consultant.  Consultant agrees that all such Developments shall constitute works made for hire under the copyright laws of the United States if applicable, and otherwise hereby assigns and, to the extent any such assignment cannot be made at the present time, agrees to assign to Constellation, without any additional consideration from Constellation, any and all copyrights, patents and other proprietary rights that Consultant may have in any such Development, together with the right to file and/or own wholly without restrictions applications for United States and foreign patents, trademark registration and copyright registration and any patent, trademark or copyright registration issuing thereon.  Consultant shall make and maintain adequate and current written records of all Developments, and shall disclose all Developments promptly, fully and in writing to Constellation immediately upon development of the same and at any time upon request.

5.2Consultant’s Obligation to Cooperate.  Consultant will, at any time during or after the term of this Agreement, upon request of Constellation, execute all documents and perform all lawful acts which Constellation considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement.  Without limiting the generality of the foregoing, Consultant will assist Constellation in any reasonable manner to obtain for its own benefit patents or copyrights in any and all countries with respect to all Developments assigned pursuant to Section 5.1, and Consultant will execute, when requested, patent and other applications and assignments thereof to Constellation, or persons designated by it, and any other lawful documents deemed necessary by Constellation to carry out the purposes of this Agreement, and Consultant will further assist Constellation in every way to enforce any patents and copyrights obtained, including testifying in any suit or proceeding involving any of said patents or copyrights or executing any documents deemed necessary by Constellation.  Reasonable out of pocket expenses of Consultant’s assistance incurred at the request of Constellation under this Section will be reimbursed by Constellation.

6.Return of Property.  Upon termination of Consultant’s engagement with Constellation, or at any other time upon request of Constellation, Consultant shall return promptly any and all Confidential Information, including customer or prospective customer lists, other customer or prospective customer information or related materials, computer programs, software, electronic data, specifications, drawings, blueprints, devices, samples, reproductions, sketches, notes, notebooks, memoranda, reports, records, proposals, business plans, or copies of them, other documents or materials, tools, equipment, or other property belonging to Constellation or its customers which Consultant may then possess or have under his or her control.  Consultant further agrees that upon termination of the engagement Consultant shall not take with it any documents or data in any form or of any description containing or pertaining to Confidential Information or any Developments.

7.Miscellaneous.

7.1Counterparts.  This Agreement may be executed in counterparts, which, when taken together, shall constitute one agreement. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.2Assignment.  This Agreement may not be assigned by either Party without the prior written consent of the other Party, except that Constellation may assign this Agreement to an affiliate or in connection with the merger, consolidation, or sale of all or substantially all of its business or assets relating to this Agreement.  This Agreement shall inure to the benefit of and be binding upon the Parties and their respective lawful successors, assigns, heirs, and personal representatives.

7.3Insider Trading.  Consultant acknowledges that Consultant will receive material, non-public information about Constellation and its business in the course of providing the Services, that this information must be maintained in strict confidence and that the United States securities laws restrict trading on the basis of such information or providing such information to third parties who may trade on such information.

7.4Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) upon confirmation of delivery by email if sent during normal business hours, and otherwise on the next business day, (c) on the next business day after timely delivery to an overnight courier (postage prepaid), or (d) on the third business day after deposit in the United States mail (certified or registered mail return receipt requested, postage prepaid), to the address set forth in the first paragraph of this Agreement.  Either Party may change its designated address by notice to the other Party in the manner provided in this Section 7.4.

7.5Governing Law.  This Agreement has been drafted in the English Language and the English language shall govern its interpretation.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware irrespective of any conflict of laws principles.

7.6Severability.  In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein.  If any provision hereof shall, for any reason, be held by a court to be excessively broad as to duration, geographical scope, activity, or subject matter, it shall be construed by limiting and reducing it to make it enforceable to the extent compatible with applicable law as then in effect.  To the extent this Agreement may be construed in accordance with the laws of any state that limits the assignability to Constellation of certain Developments, the provisions of this Agreement shall be modified to conform to such state limitation while most closely effectuating the original intention of the Parties (e.g., by providing for fully paid up license rights, or the like).

7.7Equitable Relief.  Consultant agrees that any breach or threatened breach of his/her obligations under this Agreement (including without limitation, any use or disclosure of the Confidential Information other than as expressly allowed under this Agreement), will cause irreparable harm to Constellation.  Therefore, in addition to any other remedies that may be available to Constellation, Constellation may apply for and obtain immediate injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to enforce, any obligations of Consultant hereunder.

7.8Entire Agreement.  This Agreement, including (i) the Senior Advisor Addendum, and (ii) Attachment – General Consulting Services, both attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings with respect to the subject matter hereof.  This Agreement may be modified, amended, or supplemented only by means of a written instrument signed by both Parties.  Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

7.9Massachusetts Information Security Regulations Compliance. Massachusetts Information Security Regulations, 201 Code of Mass. Regs. 17.00 et seq. (the “IS Regulations”) mandate procedures to safeguard the “Personal Information,” as defined in the IS Regulations, of Massachusetts residents. Because Consultant may have access to the Personal Information of Constellation’s employees, contractors, business associates, or customers who are Massachusetts residents (“Protected Information”), the IS Regulations require Consultant to certify compliance with the IS Regulations. Accordingly, Consultant agrees that, as long as Consultant has access to or maintains copies of Protected Information Consultant will: (a) comply with the IS Regulations with respect to the Protected Information, (b) promptly notify Constellation of any suspected or actual data breach involving Protected Information, and (c) cooperate with Constellation to investigate and remediate any suspected or actual data breach involving Protected Information.

7.10Whistleblower Notice.  Pursuant to 18 USC § 1833(b), an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Accordingly, the Parties to this Agreement have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

7.11Persons Performing Services for Consultant.  It is currently anticipated by the parties that only the Senior Advisor will perform any services for Consultant under the terms of this Agreement.  As a result, the Senior Advisor shall execute the attached Senior Advisor agreement affirming his agreement to comply with the restrictive covenants contained in this Agreement.  Should Constellation agree in the future to permit Consultant to engage anyone else to perform services under this Agreement, such person must also agree in writing to be bound by the restrictive covenants contained in this Agreement.  The Parties agree that the requirements contained in this paragraph are necessary to protect Confidential Information, Developments and Protected Information.

7.12 Indemnity.  Constellation agrees to indemnify and hold the Consultant and Special Advisor (each, an “Indemnified Party”) free and harmless from and against any cost, loss or expense including both defense and liability from any third party claim, controversy or dispute arising from Constellation’s acts or omissions not directly related to, and/or outside the scope of, Consultant’s efforts undertaken in accordance with this Agreement, except to the extent caused by the negligence or intentional misconduct of either Indemnified Party.

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IN WITNESS WHEREOF, the Parties each have caused this Agreement to be executed by their duly respective authorized representative as of the Effective Date.

CONSTELLATION PHARMACEUTICALS, INC.CONSULTANT

/s/ Jigar Raythatha/s/ Adrian Senderowicz

Name: Jigar RaythathaName: Adrian Senderowicz

Title:Chief Executive Officer

Date: June 5, 2020Date: June 5, 2020

Senior Advisor Addendum:

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees and affirms, as a condition of being permitted to provide services hereunder, to be bound by the restrictions set forth in Sections 4, 5, 6, 7.7 and 7.9.

Provided the undersigned, a former employee of Constellation, continues to provide services to Constellation hereunder, any unvested stock options previously granted to the undersigned during his employment shall continue to vest in accordance with the terms of any applicable agreement or plan, as amended from time to time.  The undersigned agrees and acknowledges that, to the extent any such stock options were intended to be “incentive stock options” (as defined under the Internal Revenue Code), such options, to the extent vested prior to the undersigned date of termination of employment, shall be treated as incentive stock options for three months following the date of termination of employment and shall thereafter be treated as nonstatutory stock options under the Internal Revenue Code.  The undersigned further agrees and acknowledges that to the extent any such stock option is a nonstatutory stock option, income and employment tax withholding shall be required at the time of exercise of such option and it shall be a condition to exercise that the undersigned satisfy such withholding obligation.  In addition, in the event that a Change of Control occurs, as defined in the Company’s Change in Control Plan (the “Plan”), while the undersigned is providing services hereunder, any unvested stock options previously granted shall become vested consistent with, and subject to, the terms and provisions of the Plan to the same extent as if the undersigned were a participant under the Plan.

/s/ Adrian Senderowicz, MD

Adrian Senderowicz, MD

Date:  June 5, 2020

Acknowledged and agreed:

Constellation Pharmaceuticals, Inc.

Name: /s/ Jigar Raythatha

            Jigar Raythatha

Title: Chief Executive Officer

Date: June 5, 2020

Attachment

General Consulting Services

THIS ATTACHMENT IS INCORPORATED BY REFERENCE INTO, AND SUBJECT TO THE PROVISIONS OF, THAT CERTAIN CONSULTING AGREEMENT BETWEEN THE UNDERSIGNED PARTIES DATED JUNE 22, 2020 (THE “AGREEMENT”).

Description of Services

Consultant shall provide such consulting services as Constellation reasonably requests in connection with the operation of Constellation’s business.  Consultant shall provide at least one hundred sixty (160) hours per month of consulting services through August 31, 2020.  Thereafter, it is anticipated that Consultant will provide at least eighty (80) hours per month of consulting services during the term of the Agreement.  In determining the times and locations for the performance of such services, due consideration shall be given to Consultant’s other commitments and the needs and priorities of the Company.

Consulting services shall include, but will not be limited to, guidance regarding:

(i) early pipeline strategy, (ii) research and development strategy; (iii) competitive intelligence; and (iv) assessment of business development opportunities. In addition, Consultant shall assist the Company in preparing for and shall participate in, the meeting with the FDA anticipated to occur in the mid-year timeframe.

Compensation

In full consideration for the Services performed pursuant to this Attachment, Constellation shall pay Consultant a fee in cash for the Services performed after the Effective Date at a rate of $35,531 per month through August 31, 2020.  Thereafter, so long as Consultant is providing at least eighty (80) hours per month of Services, the fee shall be $17,765 per month during the term of the Agreement.  In the event that the Consultant is performing less then eighty (80) hours per month of Services, the fee shall be converted to an hourly rate of $200 per hour.   All fees shall be payable in arrears without withholdings or deductions of any kind within thirty (30) days after the receipt of Consultant’s valid invoice and supporting documentation.  All compensation and expense reimbursements to be paid under this Agreement shall be paid to Consultant in U.S. Dollars.

CONSTELLATION PHARMACEUTICALS, INC.CONSULTANT

By: /s/ Jigar Raythatha             By: /s/ Adrian Senderowicz

Name: Jigar RaythathaName:  Adrian Senderowicz

Title:Chief Executive Officer

Date:June 5, 2020Date: June 5, 2020